UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                                    FORM  8-K

                                 CURRENT  REPORT

     Pursuant  to  section  13  or  15(d) of the Securities Exchange Act of 1934

         Date  of  Report  (Date  of earliest event reported): February 13, 2006

                                  NEWAVE, INC.
            --------------------------------------------------------
             (Exact  name  of  registrant  as  specified  in  its  charter)

             Utah                         333-34308             87-0520575
 ------------------------------     ------------------------ ----------------
 (State  or  other jurisdiction         (Commission File     (IRS Employer of
            incorporation)                  Number)          Identification No.)



         404  East  1st  Street,  #1345,  Long  Beach,  CA       90802
      -------------------------------------------------     -------------
           (Address  of  principal  executive  offices)       (Zip  Code)


                                 (562)  983-5331
                             ----------------------
                         (Registrant's  telephone  number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written  communications  pursuant to Rule 425 under the Securities Act (17
      CFR  230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 15, 2006 we entered into a Convertible Debenture Exchange Agreement, with an effective date of December 15, 2005, whereby both Dutchess Private Equities Fund, II, LP, and eFund Capital Partners, LLC have agreed to exchange the entire outstanding amount of certain promissory notes due to them for convertible debentures. eFund Capital Partners LLC agreed to exchange the remaining balance of $286,789 owed to it under four promissory notes for a convertible debenture of the same amount. Dutchess Private Equities Fund, II, LP agreed to exchange the remaining balance of $1,497,450 owed to it under five promissory notes for a convertible debenture of the same amount. The Convertible Debentures shall pay ten percent cumulative interest, compounded daily, in cash or stock at the holder's option. The holder of either Convertible Debenture is entitled to convert the face amount of the debenture, plus accrued interest, anytime following the closing date, at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the Debenture Exchange Agreement.

In addition on February 15, 2006 we entered into a consulting agreement with eFund Capital Partners LLC, with an effective date of November 1, 2005. In exchange for corporate consulting services we will pay eFund Capital Partners the sum of $5,000 per month while the agreement is in force. We shall also issue to eFund Capital Partners LLC, Convertible Debentures for the amount of $180,000 for a purchase price of $1,800. The Debentures are convertible into shares of our common stock at a price equal to the lesser of (i) 75% of the average closing bid price of the stock for the five days prior to conversion or
(ii) the average of the closing bid price of the stock on the five days immediately preceding the date first written above.

The foregoing description of the terms and conditions of the agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Convertible Debenture Exchange Agreements and Corporate Consulting Agreement filed as exhibits 4.1, 4.2 and 10.1 incorporated herewith.

This report may contain forward-looking statements that involve risks and uncertainties, including, without limitation, statements concerning our business and possible or assumed future results of operations. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.


ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.


EXHIBIT  NUMBER     DESCRIPTION
---------------     -----------

4.1 Convertible Debenture Exchange Agreement between the Company and eFund Capital Partners, LLC dated December 18, 2005

4.2 Convertible Debenture Exchange Agreement between the Company and Dutchess Private Equities Fund, II, LP dated December 18, 2005

10.1 Corporate Consulting Agreement between the Company and eFund Capital Partners LLC dated November 1, 2005

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NEWAVE, INC.
                               -----------------
                                   Registrant


Date:  February  17,  2006                 By:  /s/  Michael  Hill
                                                -------------------------
                                                     Michael  Hill
                                                     Chief  Executive  Officer